Exhibit 10.46

AMENDMENT NUMBER FOUR

TO THE

HENRY SCHEIN, INC.

DEFERRED COMPENSATION PLAN

EFFECTIVE AS OF JANUARY 1, 2011

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Deferred Compensation Plan, effective as of January 1, 2011 (the “Plan”);

WHEREAS, pursuant to Section 8.2 of the Plan, the Compensation Committee of the Board of Directors of Henry Schein, Inc. (the “Committee”) is authorized to amend the Plan;

WHEREAS, the Committee wishes to add a definition for “Commissioned Field Sales Representative” under the Plan to include any non-salaried Employee eligible to receive commissions;

WHEREAS, The Committee wishes to amend the definition of “Base Salary” under the Plan to include hourly wages and any credited paid time off;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:

1.    Effective as of January 1, 2016, Section 2.9.1 of the Plan is hereby added as follows:

“‘Commissioned Field Sales Representative’ means, for purposes of this Plan, any Employee eligible to receive commissions.”

2.    Effective January 1, 2017, Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

“‘Base Salary’ means the salary or hourly wages paid during a Plan Year (or, if shorter, that portion of this Plan Year during which an individual is a Participant) by an Employer to a Participant for services rendered (including, effective for Plan Years commencing on or after January 1, 2017, any credited paid time off, holiday pay, draw (refundable or otherwise), and excluding commissions, bonuses, overtime, shift differential payments, unused sick/personal days or unused vacation days, gratuities and disability payments. Base Salary shall exclude the profit realized on the exercise of stock options or on the sale of stock acquired under stock options, gains from the exercise of stock appreciation rights, payments under a nonqualified deferred compensation plan, income imputed on below market loans, financial or tax planning, housing allowances, schooling allowances, income or excise tax equalization, income from cashing out of stock options or stock appreciation rights, imputed income from the use of a company automobile, amounts received under an employee award program (without regard to whether or not an amount is paid in cash), car allowance, moving expenses and relocation allowances. Base Salary shall not include any amounts paid or accrued to a Participant as severance pay, or as a contribution to any profit-sharing plan, pension plan, welfare plan, group insurance plan, or non-elective contributions to a deferred compensation plan or any other employee benefit plan maintained by the Employer, except that Base Salary shall include salary reduction contributions to a plan established by the Employer under Code Section 401(k), 125 or 132(f).”

3.    Effective January 1, 2016, Section 2.5 of the Plan is hereby amended in its entirety to read as follows:

“‘Bonus’ means a Participant’s incentive compensation paid under any of the Company’s incentive compensation programs, including but not limited to the Performance Incentive Plan, the Section 162(m) Cash Bonus Plan, the Medical Field Sales Consultant Annual Bonus Plan and the annual Medical Outbound Telesales Bonus Plan. Notwithstanding the foregoing, “Bonus” shall exclude service awards, individualized performance bonuses and bonuses related to non-competition, referrals, retention or commencement of employment, such as stay, spot and sign on bonuses, and any other discretionary bonuses that are not made under the Company’s incentive compensation programs.”

4.    Effective January 1, 2017, Section 2.15 of the Plan is hereby amended in its entirety to read as follows:

“‘Eligible Employee’ means, for periods on and after January 1, 2017, an Employee whose annualized Base Salary, Commissions and sales incentives paid by the Company and by outside vendors for the Plan Year immediately prior to the Plan Year in which the Elective Deferral is effective exceeds $175,000. For periods prior to January 1, 2017, ‘Eligible Employee’ means (1) a salaried Employee whose annualized Base Salary for the Plan Year immediately prior to the Plan Year in which the Elective Deferral is effective exceeds $175,000 ($200,000 prior to January 1, 2014), or (2) a Commissioned Field Sales representative of the Employer whose sum of annualized Base Salary and/or draw, Commissions and sales incentives paid by the Company and by outside vendors for the Plan Year immediately prior to the Plan Year in which the Elective Deferrals is effective exceeds $175,000 ($200,000 prior to January 1, 2014).”

IN WITNESS WHEREOF, this amendment has been executed this 19 day of December, 2016.

HENRY SCHEIN, INC.

By:	/s/ Lorelei McGlynn
Title: SVP, Global HR/Financial Operations

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